                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CRYSTAL OIL COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

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    (4) Date filed:

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
                               CRYSTAL OIL COMPANY
                                229 Milam Street
                           Shreveport, Louisiana 71101

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  JUNE 4, 1998

        Notice is hereby given that the Annual Meeting of Shareholders of Crystal Oil Company (the "Company") will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on June 4, 1998, at 9:30 A.M., Central Time, for the following purposes:

         1. To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

         2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, that would increase the number of authorized shares of the Company's common stock, $.01 par value, from 4,000,000 shares to 20,000,000 shares.

         3. To ratify the selection by the Board of Directors of the Company of KPMG Peat Marwick LLP as the Company's independent auditors for 1998.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 21, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

         The Board of Directors welcomes the personal attendance of shareholders at the meeting. However, whether or not you expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors,



                                            J. A. Ballew
                                            Secretary

Dated:  April 29, 1998

                               CRYSTAL OIL COMPANY
                                229 Milam Street
                           Shreveport, Louisiana 71101


                             -----------------------
                                 PROXY STATEMENT
                             -----------------------


                                April 29, 1998

         This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors of Crystal Oil Company, a Louisiana corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on June 4, 1998, at 9:30 A.M., Central Time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, and at any adjournment or adjournments thereof.

         If the enclosed form of proxy is properly executed and returned, it will be voted at the Annual Meeting, or at any adjournment or adjournments thereof, in accordance with the specifications thereof. If no instructions are specified in the proxy, the shares represented thereby will be voted for the election of the nominees listed herein as directors and in favor of the proposals set forth herein. A proxy may be revoked, at any time before it has been voted, upon written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and withdrawing the proxy.

         The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors to be the close of business on April 21, 1998 (the "Record Date"). As of the Record Date, the Company had outstanding 2,668,122 shares of Common Stock, $.01 par value ("Common Stock"), and 14,788,328 shares of $.06 Senior Convertible Voting Preferred Stock, $.01 par value ("Senior Preferred Stock"). Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting and each outstanding share of Senior Preferred Stock will be entitled to .001 of a vote on each matter considered at the Annual Meeting. There are no other classes of voting securities of the Company outstanding.

         This Proxy Statement and the enclosed form of proxy will be mailed on or about April 30, 1998, to shareholders of record on the Record Date entitled to vote at the Annual Meeting. The Company will bear the cost of solicitation of proxies by the Board of Directors, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or telegraph. The Company has retained Morrow & Company to aid in the solicitation of proxies, for whose services the Company will pay a fee of $3,500, plus out-of-pocket costs and expenses.

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, is enclosed.

                       MATTERS TO COME BEFORE THE MEETING

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees named below. The nominees have indicated that they are willing to serve as directors. The Board of Directors does not contemplate that any of the nominees will be unable or become unavailable for any reason. However, should any of the following nominees for the Board of Directors be unable to serve as a director or become unavailable for any reason, proxies that do not withhold authority to vote for the nominee will be voted for another nominee to be selected by the Board of Directors. Nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote cast for or against any particular director and will not affect the outcome of the election of directors.

         The following table sets forth for each nominee (i) the name and age of such nominee, (ii) the positions and offices with the Company of such nominee and (iii) the year during which such nominee first became a director. Such table has been prepared from information obtained from the respective nominees. The term of office of each director is until the next annual meeting of shareholders or until his earlier resignation or his successor is duly elected and qualified.

                                                                            Positions
                                                                           and Offices              Served as
         Name                                                Age        With the Company       Director Since (1)
         ----                                                ---        ----------------       ------------------

J. N. Averett, Jr. (2).................................      55         President, Chief              1985
                                                                        Executive Officer
                                                                          and Director
Gary S. Gladstein (3)..................................      53             Director                  1989
Robert B. Hodes (4)....................................      72             Director                  1989
Lief D. Rosenblatt (5).................................      44             Director                  1989
George P. Giard, Jr. (6)...............................      59             Director                  1987
Donald G. Housley (7)..................................      61             Director                  1987


------------------

(1) Messrs. Gladstein, Hodes and Rosenblatt were recommended as directors to the Company by Quantum Fund N.V. and Quantum LDC Partners (collectively, "Quantum"), which, together with George Soros, control approximately 63.9% of the total voting power of the Company. Messrs. Gladstein and Rosenblatt are also employed by Soros Fund Management LLC ("SFM"), the investment advisor to Quantum.

(2) Mr. Averett has served as President of the Company since November 1985. Mr. Averett is a member of the Executive Committee of the Board of Directors of the Company.

(3) Mr. Gladstein has served as a Managing Director of SFM, an investment advisory firm, for more than the past five years and has also served as a member of the Management Committee of SFM since 1997. Mr. Gladstein is also a director of Jos. A. Bank Clothiers, Inc., Cresud, S.A., IRSA Inversiones y Representaciones S.A., Quantum Dolphin P.L.C. and Global Telesystems Group, Inc. Mr. Gladstein is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

(4) Mr. Hodes is counsel to the law firm of Willkie Farr & Gallagher and has served in such capacity or as a partner for more than the past five years. Mr. Hodes is also a director of W. R. Berkley Corporation, Globalstar Telecommunications, Ltd., LCH Investments N.V., K & F Industries, Inc., Loral Space & Communications Corporation, Ltd., Mueller Industries, Inc., Restructured Capital Holdings,

     Ltd., R.V.I. Guaranty Co., Ltd. and Space Systems/Loral, Inc. Mr. Hodes is a member of the Audit Committee of the Board of Directors of the Company.

(5) Mr. Rosenblatt has served as a Managing Director of SFM for more than the past five years. Mr. Rosenblatt is a member of the Executive Committee of the Board of Directors of the Company.

(6) Mr. Giard has served as Chairman of the Board and Chief Executive Officer of Panamerican Oil Company, an oil and gas exploration and production company, since January 1997. From 1986 to 1996, Mr. Giard was Chairman of the Board and Chief Executive Officer of Presidio Oil Company, an oil and gas exploration and production company. Mr. Giard also has been a partner in Oil & Gas Finance Limited, a private energy investment firm, since 1981. Mr. Giard is a member of the Executive Committee, Audit Committee and Compensation Committee of the Board of Directors of the Company.

(7) Mr. Housley is an independent investor. Mr. Housley is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.



                                 PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS
     AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has recommended the adoption of an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, that will increase the authorized shares of Common Stock from 4,000,000 shares to 20,000,000 shares. Of the 4,000,000 shares of Common Stock currently authorized, at the Record Date there were 2,668,122 shares of Common Stock outstanding, an aggregate of 192,875 shares of Common Stock reserved for issuance pursuant to options under the Company's stock option plan and stock ownership plan, an aggregate of 33,274 shares of Common Stock reserved for issuance pursuant to the conversion privileges of outstanding Senior Preferred Stock and an aggregate of 449,308 shares of Common Stock reserved for issuance pursuant to the exercise privileges of outstanding warrants, leaving a total of 656,421 shares of Common Stock authorized and available for future issuances for corporate purposes, including acquisitions and employee benefit plans.

         The purpose of the amendment to increase the authorized number of shares of Common Stock is to provide the Company with greater flexibility in effecting acquisitions and financings. The Company expects that future growth of the Company may require the use of its Common Stock from time to time either as consideration for acquisitions or as part of a financing for the Company either through the use of Common Stock or securities convertible into Common Stock. The proposed amendment would provide the Company with additional flexibility to effect these acquisitions and financings without the delay and expense associated with obtaining the approval or consent of stockholders at the same time the shares are needed. Such shares may be issued in conjunction with either a public offering or a private placement of shares of Common Stock.

         The increase in the authorized number of shares of Common Stock will be effected through an amendment to the first paragraph of the Fourth Article of the Company's Amended and Restated Articles of Incorporation, as amended. As amended, such paragraph would read as follows:

         *Fourth: The aggregate number of shares which the corporation shall have authority to issue is 71,200,773 shares consisting of two classes. The designation of each class, the number of shares of each class and the par value of the shares of each class are as follows:


         Number of                                                 Par Value
         Shares                         Class                      Per Share
         ------                         -----                      ---------

         20,000,000                     Common Stock               $.01
         51,200,773                     Preferred Stock            $.01*

         The Company does not have any current plans, proposals or understandings that would require the use of the additional shares of Common Stock to be authorized. The Company, however, anticipates that some portion of the additional shares would be utilized by the Company in the future for acquisitions as well as for public offerings of Common Stock or securities convertible or exchangeable into shares of Common Stock. Such shares would also be used for the Company's stock based plans. Unless required by law, regulatory authorities or applicable rules of the American Stock Exchange, it is not anticipated that any future authorization by a vote of shareholders will be sought for the issuance of any shares of Common Stock. Shareholders of the Company do not have any preemptive rights to purchase additional shares of Common Stock, whether now or hereafter authorized.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Amended and Restated Articles of Incorporation, as amended. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposal.



                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On March 17, 1998, the Board of Directors, upon the recommendation of its Audit Committee, appointed the firm KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1998, subject to ratification by the shareholders at the Annual Meeting. KPMG Peat Marwick LLP was originally appointed as independent auditors of the Company by the Board of Directors, upon recommendation of its Audit Committee, on May 13, 1987.

         Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

         The affirmative vote of a majority of the voting power of the Common Stock and Senior Preferred Stock, voting as a single class, cast at the Annual Meeting is necessary for ratification of the selection of KPMG Peat Marwick LLP. Because abstentions and broker non-votes will not be considered to have been cast for or against the proposal, they will have no effect on the vote on the ratification of the selection of KPMG Peat Marwick LLP. If shareholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will consider the selection of other independent auditors for the year ending December 31, 1998.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, the beneficial ownership of each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Senior Preferred Stock. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares beneficially owned.

                                                                             Shares Beneficially Owned    Shares Beneficially Owned
                                                                             (Excluding Shares Deemed     (Including Shares Deemed
                                                                              Owned Pursuant to Rights    Owned Pursuant to Rights
                                                                                   to Acquire)(1)               to Acquire)(2)
      Name and Address                                                       -------------------------    --------------------------
      of Beneficial Owner                    Title of Class                    Shares       Percent(3)      Shares        Percent(3)
      -------------------                    --------------                    ------       ----------      ------        ----------
Quantum Fund N.V.(4)
Quantum Partners LDC(4)
  Kaya Flamboyan 9                           Common Stock                     1,628,066        61.1%      1,644,595  (5)       61.3%
  Curacao, Netherlands Antilles              Senior Preferred Stock           2,078,748        14.1%      2,078,748            14.1%

George Soros(6)
  888 Seventh Avenue                         Common Stock                     1,708,713        64.1%      1,755,215  (6)       64.7%
  New York, NY 10106                         Senior Preferred Stock           2,078,748        14.1%      2,078,748            14.1%

Metropolitan Life Insurance Company(7)       Common Stock                       261,340         9.8%        261,340             9.8%
  One Madison Avenue
  New York, NY 10010-3690

The Baird Family Group(8)
The Cameron Baird Foundation(8)              Common Stock                            --          --          16,060              *
Bridget B. Baird, Successor Trustee(8)       Senior Preferred Stock           7,137,976        48.3%      7,137,976            48.3%
Jane D. Baird (8)
Aires Hill Corporation(8)
  1350 One M&T Plaza
  Buffalo, NY 14203

W. R. Huff Asset Management Company,
  L.P.(9)
  30 Schuyler Place                          Common Stock                            --          --           5,420              *
  Morristown, NJ 07960                       Senior Preferred Stock           2,409,112        16.3%      2,409,112            16.3%

Lehman Brothers Inc.(10)
  3 World Financial Center                   Common Stock                            --          --           3,543              *
  New York, NY 10285                         Senior Preferred Stock           1,575,034        10.7%      1,575,034            10.7%



*Represents less than one percent (1%) of outstanding class.


------------------

(1) The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,668,122 shares of Common Stock and 14,788,328 shares of Senior Preferred Stock that were issued and outstanding as of the Record Date.

(4) Quantum owns in the aggregate 1,628,066 shares of Common Stock directly. George Soros, operating under the name Soros Fund Management LLC ("SFM"), is the investment advisor to Quantum and its investment subsidiaries. Pursuant to its investment advisory contract with Quantum and its principal subsidiaries, SFM exercises direct investment discretion with respect to the portfolio assets held for the account of Quantum. In addition, SFM is responsible for developing the overall investment strategy of Quantum and its subsidiaries. Mr. Soros, as the person who controls SFM, may be deemed to be the beneficial owner of the securities owned by Quantum as a result of SFM's contractual authority to exercise investment discretion with respect to such securities. The foregoing information, as well as the information set forth in Note 5 hereof, is based solely on information provided to the Company by Quantum, Amendment No. 13 to the joint Schedule 13D dated January 1, 1997 of Quantum, SFM, George Soros and Stanley F. Druckenmiller.

(5) The number of shares of Common Stock beneficially owned by Quantum and George Soros includes 4,677 shares of Common Stock that are issuable upon conversion of 2,078,748 shares of Senior Preferred Stock and 6,397 shares of Common Stock that are issuable upon the exercise of 12,795,331 $.075 Warrants and 5,455 shares that are issuable upon the exercise of 10,911,024 $.10 Warrants, which warrants are owned by Quantum.

(6) George Soros directly owns an aggregate of 80,647 shares of Common Stock. In addition, Mr. Soros may be deemed to be the beneficial owner of the shares beneficially owned by Quantum described above as a result of SFM's contracted authority to exercise investment discretion with respect to such securities. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Soros includes 16,340 shares of Common Stock that are issuable upon the exercise of 32,681,208 $.075 Warrants and 13,633 shares of Common Stock that are issuable upon the exercise of 27,266,098 $.10 Warrants. The foregoing information is based solely on information provided to the Company in filings by George Soros with the Commission with respect to his beneficial ownership of Common Stock.

(7) Metropolitan Life Insurance Company, through its subsidiary State Street Research and Management Company, Inc., owns beneficially all the shares of Common Stock listed. The foregoing information is based solely on Amendment No. 8 to the Schedule 13G dated February 4, 1998, of Metropolitan Life Insurance Company filed with the Commission with respect to its beneficial ownership of Common Stock and information obtained directly from State Street Research and Management Company, Inc.

(8) The Baird Family Group owns in the aggregate 7,137,976 shares of Senior Preferred Stock that may be converted into 16,060 shares of Common Stock. The Baird Family Group is comprised of twelve family members, Aires Hill Corporation and Belmont Contracting Co., Inc., private holding companies of the Baird family, The Cameron Baird Foundation, a charitable foundation trust controlled by the Baird family and Citizens Growth Properties, a business trust controlled by the Baird family. The foregoing information, as well as the other information set forth in this Note, is based solely on Amendment No. 19 to the joint Schedule 13D dated October 9, 1997, of the Baird family filed with the Commission with respect to their beneficial ownership of the Senior Preferred Stock. The Cameron Baird Foundation owns in the aggregate 1,887,721 shares of Senior Preferred Stock that may be converted into 4,247 shares of Common Stock, Bridget B. Baird, Successor Trustee, owns in the aggregate 1,400,200 shares of Senior Preferred Stock that may be converted into 3,150 shares of Common Stock, Jane D. Baird owns in the aggregate 1,205,100 shares of Senior Preferred Stock that may be converted into 2,711 shares of Common Stock and Aries Hill Corporation owns in the aggregate 1,221,900 shares of Senior Preferred Stock that may be converted into 2,749 shares of Common Stock.

(9) W. R. Huff Asset Management Company, L.P. owns in the aggregate 2,409,112 shares of Senior Preferred Stock that may be converted into 5,420 shares of Common Stock. Such shares are held on behalf of The Northern Trust Company as trustee of the Allied-Signal Inc. Master Pension Trust. The foregoing information is based solely on the Schedule 13G dated November 13, 1991, of W. R. Huff Asset Management Company, L.P. filed with the Commission with respect to its beneficial ownership of Senior Preferred Stock.

(10) Lehman Brothers Inc. owns in the aggregate 1,575,034 shares of Senior Preferred Stock, which may be converted into 3,543 shares of Common Stock. The foregoing information is based on the Schedule 13D dated February 20, 1992, of Lehman Brothers Inc., a subsidiary of Lehman Brothers Holding, Inc., filed with the Commission with respect to its beneficial ownership of Senior Preferred Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of the Record Date, the beneficial ownership of the equity securities of the Company of each of the directors of the Company, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group. Unless otherwise indicated, the named person directly owns the securities listed and exercises sole voting and investment power with respect thereto. Such table has been prepared from information obtained from the respective directors and executive officers.


                                                                     Shares Beneficially Owned      Shares Beneficially Owned
                                                                         (Excluding Shares          (Including Shares Deemed
                                                                       Deemed Owned Pursuant        Owned Pursuant to Rights
                                                                     to Rights to Acquire)(1)             to Acquire)(2)
                                                                    ---------------------------    ---------------------------
            Name                       Title of Class                  Shares        Percent(3)     Shares         Percent(3)
            ----                       --------------                  ------        ----------     ------         ----------

J. N. Averett, Jr.              Common Stock                               4,536            *         65,036  (4)      2.4%
                                $.075 Warrants                         1,000,000          1.0%     1,000,000           1.0%
                                $.10 Warrants                          2,000,000          1.3%     2,000,000           2.0%

Gary S. Gladstein               Common Stock                               1,850            *          1,850            *

Robert B. Hodes                 Common Stock                                 100            *            100            *

Lief D. Rosenblatt (5)          Common Stock                                   -            -              -            -

George P. Giard, Jr.            Common Stock                                 940            *            978  (6)       *
                                $.10 Warrants                             39,075            *         39,075            *
                                $.125 Warrants                            39,075            *         39,075            *

Donald G. Housley (7)           Common Stock                              16,302            *         19,499            *
                                Senior Preferred Stock                    39,999            *         39,999            *
                                $.10 Warrants                          3,223,177          2.1%     3,223,177           2.1%
                                $.125 Warrants                         2,994,577          1.2%     2,994,577           1.2%

J. A. Ballew                    Common Stock                                 937            *         16,062  (8)       *
                                $.075 Warrants                         1,000,000          1.0%     1,000,000           1.0%
                                $.10 Warrants                          1,000,000            *      1,000,000            *

All executive officers          Common Stock                              26,038            *        115,273  (9)      4.2%
and directors of the            Senior Preferred Stock                    39,999            *         39,999            *
Company as a group              $.075 Warrants                         3,000,000          3.1%     3,000,000           3.1%
(9 persons)                     $.10 Warrants                          7,262,252          4.8%     7,262,252           4.8%
                                $.125 Warrants                         3,033,652          1.2%     3,033,652           1.2%


*Represents less than one percent (1%) of outstanding class.

------------------

(1) The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,668,122 shares of Common Stock, 14,788,328 shares of Senior Preferred Stock, 96,963,866 $.075 Warrants, 152,742,753, $.10 Warrants,
       259,078,740 $.125 Warrants, 194,414,877 $.15 Warrants and 195,415,983
       $.25 Warrants that were issued and outstanding as of the Record Date.

(4) The number of shares and percentage of beneficial ownership includes 60,500 shares of Common Stock that are issuable upon the exercise of 1,000,000 $.075 Warrants, 2,000,000 $.10 Warrants and stock options to acquire 59,000 shares of Common Stock owned by Mr. Averett and 1,326 shares of Common Stock that are owned by him through the Company's Employee Stock Ownership Plan.

(5)    Mr. Rosenblatt does not own any of the Company's securities.

(6) The number of shares and percentage of beneficial ownership includes 38 shares of Common Stock that are issuable upon the exercise of 39,075 $.10 Warrants and 39,075 $.125 Warrants, owned by Mr. Giard.

(7) The number of shares and percentage of beneficial ownership includes 89 shares of Common Stock that are issuable upon the conversion of 39,999 shares of Senior Preferred Stock and 3,108 shares of Common Stock that are issuable upon the exercise of 3,223,177 $.10 Warrants and 2,994,577 $.125 Warrants that are owned by Mr. Housley.

(8) The number of shares of Common Stock and percentage of beneficial ownership of Mr. Ballew includes 15,125 shares of Common Stock that are issuable upon the exercise of 1,000,000 $.075 Warrants, 1,000,000 $.10 Warrants, stock options to acquire 14,125 shares of Common Stock and 937 shares of Common Stock owned by him through the Company's Employee Stock Ownership Plan.

(9) The number of shares of Common Stock and percentage of beneficial ownership attributable to all directors and executive officers of the Company as a group includes 89 shares of Common Stock that are issuable upon the conversion of 39,999 shares of Senior Preferred Stock that are beneficially owned by such persons. In addition, the number of shares of Common Stock and percentage of beneficial ownership attributable to such persons include 1,500, 3,630, 1,516 and 82,500 shares of Common Stock, respectively, that are issuable upon the exercise of the 3,000,000 $.075 Warrants, 7,262,252 $.10 Warrants, 3,033,652 $.125 Warrants, stock options to acquire 82,500 shares of Common Stock and 3,606 shares of Common Stock owned through the Company's Employee Stock Ownership Plan that may be beneficially owned by such persons.

                                   MANAGEMENT

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company has a standing Audit Committee, which is currently comprised of Messrs. Gladstein, Hodes, Giard and Housley. The Audit Committee is charged with the duties of recommending to the Board the appointment of independent auditors; reviewing the compensation of such auditors; assuring that proper guidelines are established for the dissemination of financial information; conferring with the independent auditors to assure that the personnel of the Treasurer's and Controller's departments are adequately trained and supervised; meeting periodically with the independent auditors, Board of Directors and certain officers of the Company to insure the adequacy of internal controls and reporting; reviewing the Company's consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. Two meetings of the Audit Committee were held in 1997.

         The Board of Directors of the Company has an Executive Committee, which is currently comprised of Messrs. Averett, Giard and Rosenblatt. The Executive Committee of the Board of Directors has the authority to exercise all powers of the Board of Directors that may be legally delegated to it under Louisiana law, except that it does not have the authority to declare a dividend or to authorize the issuance of shares of stock. No meetings of the Executive Committee were held in 1997.

         The Board of Directors of the Company has a Compensation Committee, which is currently comprised of Messrs. Giard, Housley and Gladstein. The Compensation Committee has the authority to review the performance of the employees of the Company and make recommendations to management with respect thereto, to review the compensation policies of the Company, to make recommendations to the Board of Directors with respect to option grants under the Company's stock option plans and to administer the other employee benefit plans of the Company and make awards thereunder. One meeting of the Compensation Committee was held in 1997.

         The Board of Directors of the Company does not have a standing Nominating Committee.

         During 1997, there were six meetings of the Board of Directors. All current directors of the Company attended 75% or more of the combined number of Board meetings and meetings of the committees of the Board of which they are members, except for Lief D. Rosenblatt who attended 662/3% of the combined number of Board meetings and meetings of committees of the Board of which he is a member.

EXECUTIVE OFFICERS

         The following table lists the names, ages, positions and periods of service with the Company of the Company's current executive officers. Such persons were elected by the Board of Directors of the Company and serve until their earlier resignation or until they are removed or replaced by the Board of Directors.

                                                        Served as
                                                        Executive
         Name                                   Age   Officer Since           Current Position
         ----                                   ---   -------------           ----------------
J. N. Averett, Jr. (1)........................   55        1985       President, Chief Executive Officer
                                                                        and Director
J. A. Ballew (2)..............................   42        1986       Senior Vice President, Treasurer,
                                                                        Secretary and Chief Financial Officer
David L. Hayden (3)...........................   43        1990       Vice President/Engineering
Paul E. Holmes (4)............................   41        1990       Vice President/Controller

----------
(1) See "Election of Directors" for biographical information.

(2) Mr. Ballew has been associated with the Company since 1985 and currently serves as Senior Vice President, Treasurer, Secretary and Chief Financial Officer.

(3) Mr. Hayden has been associated with the Company since 1982 and is currently Vice President/Engineering.

(4) Mr. Holmes has been associated with the Company since 1978 and is currently Vice President/Controller.


                        REPORT ON EXECUTIVE COMPENSATION


     The Board of Directors of the Company is pleased to present this report regarding the compensation policies and practices of the Company applicable to its chief executive officer and other executive officers.

GENERAL POLICY

     The Company's compensation policy applicable to its executive officers is to offer compensation opportunities that the Board of Directors believes are competitive and reasonable based on a number of factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions. Compensation decisions, including bonus and other incentive compensation, also take into account the efforts of the Company's executive officers in pursuing new opportunities, such as the Company's recent acquisition of Petal Gas Storage Company.

     The base and bonus compensation of the Company's executive officers are reviewed and approved annually by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised entirely of non-employee directors. Prior to 1997, stock based compensation was also approved by the Committee. Beginning in 1997 following changes in the rules of the Securities and Exchange Commission (the "Commission") regarding the administration of stock based plans under Rule 16b-3 promulgated under the Exchange Act, the Company amended its stock based plans to provide for the administration of such plans by the full Board of Directors, with Mr. Averett abstaining from voting on such matters. As a result, stock based compensation, such as grants of stock options under the Company's stock option plans, are currently approved by the full Board of Directors of the Company upon the recommendation and advice of the Committee. The components of the Company's executive compensation program are summarized below.

BASE SALARIES

     The base salaries of the Company's executives are determined based on their positions with the Company, their experience, the cost of living in their area of employment and competitive market factors. Base salaries are reviewed annually and adjusted where deemed appropriate. In reviewing the base salaries of the Company's officers, the Committee considers data from published reports regarding reported compensation for companies located in the Shreveport, Louisiana area and for other companies of similar size and complexity. These reports are used as a check on the general competitiveness of the Company's salaries and not as a means to mathematically establish salaries within specified percentiles of salary ranges. In light of the foregoing factors, increases in the base salaries of the Company's four executive officers were approved in March 1998.

BONUSES

     Bonus compensation is provided to the Company's executive officers from time to time based on the financial results of the Company, the executive's past personal performance and related prior specific operational and other achievements. Accordingly, bonus decisions are determined by the Committee on a subjective basis in light of such factors as the Committee considers relevant. Bonus compensation for Mr. Averett is determined primarily pursuant to his employment agreement with the Company, which provides Mr. Averett with an annual cash bonus equal to 2% of the Company's net profits before income tax in excess of $1,000,000. Mr. Averett received a bonus of $50,820 under his employment agreement with the Company based on the Company's results for 1997.

     In addition to the above described contractual bonuses, on March 23, 1998, the Company granted cash bonuses to Messrs. Averett and Ballew of $15,000 and $10,000, respectively, in recognition of their services to the Company during 1997, including pursuing new acquisition opportunities in the DeSoto field and with Petal Gas Storage Company and expanding the revenue from the operations of the Company's Hattiesburg Gas Storage facility.

LONG-TERM INCENTIVE COMPENSATION

     The Board of Directors believes that long term incentive compensation is a key component of the Company's compensation program and that the value of long term incentive compensation should be directly related to increases in shareholder value. Thus, in addition to base salaries and bonuses, the Company provides long-term incentive compensation to its executive officers through stock options under the Company's stock option plan and contributions to a broad-based employee stock ownership plan. Awards under these plans are intended to provide incentives to the participants to increase shareholder value by providing benefits that are directly related to the market value of the Common Stock.

     Stock Options.

     Under the Company's stock option plan, the Board of Directors has the authority to grant options to purchase shares of Common Stock to the Company's executive officers and key employees for terms of up to ten years, with exercise prices equal to or greater than the market price of the Common Stock at the time of grant and with vesting conditions established by the Board. The Board of Directors believes that options provide a desirable form of incentive to the Company's officers in that options received by an officer will be of no value to the officer unless the value of the Common Stock increases.

     It is the policy of the Board of Directors that options not be granted under the Company's stock option plan as a matter of course. Rather, decisions as to whether to grant options to an officer are made by the Board of Directors on an annual basis in light of the circumstances, including the officer's contributions to the Company over the prior year and the expected contributions by the officer in the future. The employees receiving options and the number of shares subject to option grants are recommended by the Committee and approved by the full Board of Directors after consideration of the Committee's recommendation and other relevant matters. If an option is granted to an officer, the number of shares of Common Stock subject to the granted option will be based on, among other things, the level of responsibility of the officer, the anticipated contribution of the officer to the future growth of the Company, the number of shares that the Committee and the Board of Directors believes would be necessary to provide the officer with a meaningful incentive to improve shareholder value and the potential dilution that might result from the grant. The Committee and the Board of Directors also considers the amount and terms of the options held by the officers. Vesting requirements will generally be placed on options in order to relate the benefits of any options granted to an officer to the continued employment of the officer with the Company.

     On April 2, 1997, the Company granted options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $34.50 per share to its four executive officers. The market price of the Common Stock at the time of grant was $34.50 per share. On March 17, 1998, the Company also granted options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $42.00 per share to five of its executive officers and employees. The market price of the Common Stock at the time of grant was $41.00 per share. These grants were made following the Committee's assessment of each of the optionee's contributions to the successful efforts by the Company to achieve growth and shareholder value in 1997, and the anticipated contribution of each optionee to the Company in the future as the Company pursues new opportunities for growth.

     Employee Stock Ownership Plan.

     The Company also provides long-term incentive compensation to its officers and employees through the Company's Employee Stock Ownership Plan ("ESOP"). The ESOP is a broad based plan that is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees. The amount of the contribution, if any, for any given year is in the sole discretion of the Board of Directors or the Committee. It is the current policy of the Board of Directors that the amount of the Company's contribution to the ESOP be determined after considering both financial and operational results of the Company and that the contribution serve both as a recognition of past performance and as an incentive for future performance. The Committee authorized a $50,000 contribution to the ESOP for 1997 and a $55,000 contribution to the ESOP for 1998, which represented approximately 5% of the compensation of the participating employees. Employees realize benefits under the ESOP with respect to contributions and to the extent of growth in the market value of Common Stock.

COMPENSATION OF AND EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     The base and fixed bonus compensation of the Company's Chief Executive Officer, J.N. Averett, Jr., are determined pursuant to a one year employment agreement between the Company and Mr. Averett that is renewable annually. Under such agreement, Mr. Averett currently receives an annual base salary of $235,000, which may be increased by mutual agreement between the Company and Mr. Averett based on annual reviews by the Board of Directors of the Company of market factors and Mr. Averett's performance in the prior year. Mr. Averett's base compensation was increased to its current level in April 1998 from $212,000 based on such factors.

     In addition to his base salary, Mr. Averett is entitled to receive under his agreement with the Company an annual cash bonus in an amount equal to 2% of the excess over $1,000,000 of the consolidated net profits before income taxes of the Company in each year during the term of his employment agreement. Under this arrangement, Mr. Averett received a cash bonus in the amount of $50,820 with respect to 1997 results.

     In addition to the cash bonus paid to Mr. Averett for 1997, the Committee concluded that it would be appropriate to provide Mr. Averett with additional incentive to further develop the businesses of the Company to improve shareholder value through the grant of an option to purchase additional shares of Common Stock. Accordingly, on April 2, 1997, the Committee granted to Mr. Averett an option to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $34.50 per share, the market price of the stock on the date of grant. Mr. Averett was also granted in March 1998 an option to purchase an aggregate of 23,500 shares of Common Stock at an exercise price of $42.00 per share. The market price of the Common Stock on the date of grant was $41.00 per share. The number of shares subject to such option was determined by the Committee after considering Mr. Averett's other compensation arrangements with the Company and reflects the number of shares which the Committee believed would provide Mr. Averett with a meaningful form of incentive to continue to work toward the financial growth of the Company so as to improve shareholder value.

     The Committee and the Board of Directors believes that the combination of the compensation provided to Mr. Averett under his employment agreement and the benefits provided to him through the granting of options and his participation in the ESOP closely align Mr. Averett's compensation with the financial and stock performance of the Company.

DEDUCTION LIMITATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the shareholders of the Company. The Company believes that compensation relating to options granted under its option plan should be excluded from the $1 million limitation. The Committee and the Board of Directors believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's shareholders. The Committee and the Board of Directors intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee and the Board of Directors does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1997.

SUMMARY

     After review of the existing compensation programs of the Company, the Committee and the Board of Directors believes that the Company's executive compensation program is consistent with the compensation programs provided by other companies comparable in size and complexity to the Company. Further, the Committee and the Board of Directors believes that the components of the Company's compensation program are necessary and appropriate to retain the services of those officers and employees who are considered by the Committee and the Board of Directors essential to the continued success, development and growth of the Company and provide for compensation that is significantly dependent upon and related to the Company's performance such that the financial interests of the Company's executive officers will be closely aligned with those of the Company's shareholders.

     J.N. Averett, Jr.
     Gary S. Gladstein*
     Robert B. Hodes
     Lief D. Rosenblatt
     George P. Giard, Jr.*
     Donald G. Housley*

     *Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has entered into arrangements with Panamerican Oil Company ("Panamerican"), an oil and gas exploration company of which George P. Giard, a director of the Company, is Chairman of the Board, Chief Executive Officer and a principal stockholder, to actively seek development activities in oil and gas fields in South America. Under the arrangement between the Company and Panamerican, the Company is paying to Panamerican a monthly fee of $50,000 for all costs and expenses relating to the project in South America. The Company has also agreed to pay to Panamerican a fee of $150,000 in the event the Company and Panamerican are successful in obtaining a contract for development of certain reserves in South America. The Company, however, will be entitled to a credit against this fee of $17,500 per month for each monthly fee previously paid in the event another party is added to the program. In addition, the Company will be entitled to a reimbursement of $17,500 per month for each monthly fee previously paid if Panamerican is unsuccessful in obtaining a proposed contract. During 1997, Panamerican received $300,000 pursuant to this arrangement.

                  COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Chief Executive Officer and the other executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended December 31, 1997, exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation
                                             Annual Compensation           Awards
                                         --------------------------     ------------
                                                                         Securities
           Name and                                                      Underlying       All Other
      Principal Position        Year        Salary          Bonus         Options       Compensation(1)
----------------------------    ----    -------------   -------------   -------------   ---------------
J. N. Averett, Jr.              1997    $   209,000     $    65,820        10,000       $     2,016
  President and Chief           1996        200,000         127,500        11,000             1,872
  Executive Officer             1995        200,000          77,891        10,000               864

J. A. Ballew                    1997        126,000          10,000         4,500               412
  Senior Vice President,        1996        117,917          30,750         5,000               379
  Treasurer, Secretary and      1995        106,875          23,750         5,000               112
  Chief Financial Officer

----------
(1) Represents life insurance premiums paid by the Company.



         The following table shows, as to the executive officers named in the Summary Compensation Table, information about option grants during the year ended December 31, 1997. The Company does not grant any stock appreciation rights.



                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                 Grant Date
                                              Individual Grants                                                     Value
----------------------------------------------------------------------------------------------------------       ------------
                                                      % of Total
                                   Number of            Options
                                  Securities          Granted to
                                  Underlying           Employees           Exercise                               Grant Date
                                    Options            in Fiscal             Price            Expiration           Present
            Name                  Granted(1)             Year             (Per Share)            Date              Value(2)
---------------------------       ------------        ------------       -------------       -------------       ------------
J. N. Averett, Jr.                    10,000                50%             $34.50             04/02/07            $184,177

J. A. Ballew                           4,500                23%              34.50             04/02/07              82,880

----------
(1) Stock options granted on April 2, 1997. Options vest in one-quarter increments on an annual basis and become fully vested on April 2, 2001.

(2) Based upon Black-Scholes option valuation model. The calculation assumes volatility of 22.5%, a risk free rate of return of 6.25%, a 10 year option term, option grants at $34.50 per share and that no dividends are paid during the life of the option.

         The following table shows aggregate option exercises during the year ended December 31, 1997, and option values at December 31, 1997, for the executive officers named in the Summary Compensation Table. The Company does not grant any stock appreciation rights.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES



                                                                     Number of                              Value of
                           Shares                             Securities Underlying                       Unexercised
                         Acquired on          Value            Unexercised Options                   In-the-Money Options
        Name              Exercise          Realized            at Fiscal Year-End                   at Fiscal Year-End(1)
---------------------    ------------      ----------    ----------------------------------     ---------------------------------
                                                          Exercisable        Unexercisable       Exercisable       Unexercisable
                                                         -------------      ---------------     -------------     ----------------

J. N. Averett, Jr.           -0-               -0-             51,250               23,250           $1,144,563           $246,375
J. A. Ballew                 -0-               -0-             10,500               10,750              193,625            114,438


----------

(1) Computed based upon the difference between aggregate market value of the Common Stock issuable on the exercise of the option at December 31, 1997, and the exercise price for such shares. The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise. The value of unexercised options has not been described to reflect present value.


         The following table sets forth information regarding the number of shares of Common Stock allocated to the account of the executive officers named in the Summary Compensation Table as a result of contributions made to the ESOP during the fiscal year ended December 31, 1997. The ESOP is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees. The Company made a $50,000 contribution to the ESOP for the fiscal year ended December 31, 1997.


              LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                 Number of                   Performance or
                               Shares, Units               Other Period Until
                                 or Other                     Maturation or
        Name                      Rights                         Payout
------------------          -------------------         ------------------------
J. N. Averett, Jr.                  189                            (1)
J. A. Ballew                        157                            (1)


----------

(1) Fully vested as a result of the Company's sale of its oil and gas properties in December 1994.



DIRECTORS' FEES

         Each director of the Company who is not an employee of the Company receives $25,000 in cash per year. No compensation for serving as a director is paid to any member of the Board of Directors who is also an employee of the Company.

         In addition to their annual fees as directors of the Company, the members of the Board of Directors are paid a per meeting fee of $500 for each Board and Board committee meeting attended. Further, the Company from time to time requests its directors who are not employees to attend meetings and perform services for the Company. Directors so employed by the Company are compensated at the rate of $500 per day. During 1997, Messrs. Gladstein, Hodes, Rosenblatt, Giard and Housley received $3,500, $3,500, $2,500, $4,000 and $4,000, respectively, pursuant to such arrangements, which compensation included fees paid for attendance at Board and Board committee meetings.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS

         In an effort to provide appropriate incentives for the Company's officers and key employees to maximize the value of the Company's assets and encourage the retention of its officers following the Company's 1994 disposition of its oil and gas properties, the Company has entered into various Executive Compensation and Severance Agreements with its executive officers and key employees (the "Incentive Compensation and Severance Agreements"). The term of each Incentive Compensation and Severance Agreement expires on December 31, 1999 and automatically renews annually. In general, the Incentive Compensation and Severance Agreements provide for (i) a cash payment to the executive equal to a multiple of the executive's most recent base salary plus an extension of health and insurance benefits for a period of time if the employment of the executive is terminated either by the Company without "cause" (as defined below) or by the executive due to a decrease in the executive's salary or a material change in the duties and responsibilities of the executive as described therein and (ii) cash retention bonuses that were paid through 1996. A voluntary termination of employment by an officer or key employee without a decrease in salary or a material change in duties or responsibilities will not entitle the employee to severance payments under the Incentive Compensation and Severance Agreements. The term "cause" is defined in the Incentive Compensation and Severance Agreements to mean dishonesty, conviction of a felony or the continued failure by the executive officer to perform material duties consistent with the executive officer's position.

         Under the terms of the Incentive Compensation and Severance Agreements, the amount of any severance payments and length of such benefits will vary depending on the executive, with the President of the Company receiving three times his annual salary and three years of benefits, the Senior Vice President of the Company and the Vice President of Engineering each receiving two and one-half times their annual salary and two and one-half years of benefits and the other executive officers and key employees of the Company each receiving one and one-half times their annual salary and one and one-half years of benefits. The amount of severance payments that would be made to J. N. Averett, Jr., J. A. Ballew and all executive officers and key employees of the Company as a group are $705,000, $375,000 and $1,497,500, respectively, if their employment were to be terminated by the Company for any reason other than cause.

EMPLOYMENT AGREEMENT

         As described in the report of the Compensation Committee, the Company has an employment agreement with J. N. Averett, Jr. Under such agreement, Mr. Averett has agreed to serve as Chief Executive Officer or President and Chief Operating Officer through the term of the agreement. Mr. Averett's employment agreement is a year to year contract with a provision that provides that it will be automatically renewed at the end of each year unless certain prior notices are provided. Mr. Averett's base compensation under the employment agreement is currently $235,000 per year and may be increased by mutual agreement between the Company and Mr. Averett. Mr. Averett is also entitled to an annual cash bonus equal to 2% of the excess over $1,000,000 of the consolidated net profits of the Company during each year during the term of his employment agreement. Mr. Averett's employment agreement also provides Mr. Averett with routine benefits such as insurance, vacations, reimbursement of expenses, use of an automobile and other similar benefits provided to senior members of management of the Company. The Company's employment agreement with Mr. Averett further provides that in the event Mr. Averett's employment is terminated by Mr. Averett for "good reason" or by the Company for any reason other than "cause", Mr. Averett will be entitled to receive $100,000 in cash plus any other compensation to which he may be entitled pursuant to the agreement.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Common Stock to the Dow Jones Equity Market Index and the Dow Jones Energy-Oil Secondary Index for the five years ended December 31, 1997. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1992, and that all dividends were reinvested.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  Among Crystal Oil Company, Dow Jones Equity Market & Dow Jones-Oil Secondary Index



                                    [GRAPH]

                                       1992 1993  1994  1995  1996  1997
                                       ---- ----  ----  ----  ----  ----

Crystal Oil Company                    100    95   129   132   158   192
Dow Jones Equity Market Index          100   110   111   152   188   251
Dow Jones Energy-Oil Secondary Index   100   111   107   124   153   163

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for inclusion in the Proxy Statement for presentment to the 1999 Annual Meeting of Shareholders must be received at the office of the Company, 229 Milam Street, Shreveport, Louisiana 71101, no later than December 30, 1998, to be considered for inclusion in the Proxy Statement relating to such meeting.

                                OTHER INFORMATION

         The Board of Directors is not aware that any matters other than those set forth herein and the Notice of Annual Meeting of Shareholders will come before the meeting. Should any other matters requiring the vote of the shareholders arise, it is intended that proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxy in the interest of the Company.

                                            By Order of the Board of Directors,



                                            J. A. Ballew
                                            Secretary

Dated: April 29, 1998

                              CRYSTAL OIL COMPANY
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Crystal Oil Company, a Louisiana corporation (the "Company"), hereby appoints J.N. Averett, Jr.,
Gary S. Gladstein and Donald G. Housley, and each of them, Proxies of the undersigned, with the power of substitution, to vote, as designated hereon, all of the shares of capital stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on June 4, 1998, or any adjournment of adjournments thereof, on the following matters more particularly described in the Proxy Statement dated April 29, 1998.
        Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 29, 1998, and the Annual
Report of Crystal Oil Company for the year ended December 31, 1997.

                          (CONTINUED ON REVERSE SIDE)


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
     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE
-------------------------------------------------------------------------------------------------
                            FOR ALL NOMINEES LISTED AT RIGHT           WITHHELD AUTHORITY TO VOTE
                           (EXCEPT AS MARKED TO THE CONTRARY).       FOR ALL NOMINEES LISTED AT RIGHT.

1.  ELECTION OF DIRECTORS                / /                                    / /      J.N. Averett, Jr., Gary S. Gladstein
                                                                                         Robert B. Hodes, Lief D. Rosenblatt,
(INSTRUCTION: To withhold authority to vote for any                                       George P. Giard, Jr. and Donald G. Housley
individual nominee, write that nominee's name
on the line provided below.)
----------------------------------------

2.  PROPOSAL to approve an amendment to
    the Company's Amended and Restated                     FOR        AGAINST      ABSTAIN
    Articles of Incorporation, as amended,
    that would increase the number of                     / /           / /         / /
    authorized shares of the Company's
    common stock, $.01 par value, from
    4,000,000 shares to 20,000,000 shares.

                                                           FOR        AGAINST      ABSTAIN
3.  PROPOSAL to ratify the appointment of KPMG
    Peat Marwick LLP as the independent                   / /           / /         / /
    auditors of the Company for 1998.

4.  In their discretion the Proxies are
    authorized to vote upon such other
    business as may properly come before
    the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of the nominees listed herein or any substitute for them, FOR Proposal 2 and FOR Proposal 3.

Note: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)                                    DATED                     , 1998
------------------------------------------------     ---------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.